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                                 Sales Agreement

                                     Between

                             Penn Series Funds, Inc.

                                       and

                     The Penn Mutual Life Insurance Company

                                       for

                    Penn Mutual Variable Annuity Account III








                                   May 1, 2002


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         Agreement made as of the 1st day of May, 2002, between Penn Series
Funds, Inc., a Maryland Corporation ("Penn Series") and The Penn Mutual Life Insurance Company, a Pennsylvania corporation ("Penn Mutual").

         WHEREAS, Penn Series is engaged in business as a diversified open-end management investment company and is registered as such under the Investment Company Act of 1940;

         WHEREAS, Penn Mutual is engaged in the business of issuing life insurance policies and annuity contracts and as part of that business has established a separate account known as Penn Mutual Variable Annuity Account III (the "Separate Account") for the purposes of segregating assets for certain variable annuity contracts;

         WHEREAS, Penn Series desires to sell to Penn Mutual for the Separate Account separate classes of shares of common stock that participate in separate investment funds and Penn Mutual desires to purchase such shares for the Separate Account.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

         1. Subject to and in accordance with the applicable law, Penn Series will sell to Penn Mutual for the Separate Account shares of the following classes of Common Stock ("Shares"), at such times and in such amounts as Penn Mutual shall specify:

         Penn Series Growth Equity Fund Common Stock
         Penn Series Large Cap Value Fund Common Stock
         Penn Series Small Cap Value Fund
         Penn Series Emerging Growth Fund
         Penn Series Flexibly Managed Fund Common Stock
         Penn Series International Equity Fund Common Stock Penn Series Quality Bond Fund Common Stock
         Penn Series High Yield Bond Fund Common Stock
         Penn Series Money Market Fund Common Stock
         Penn Series Limited Maturity Bond Fund Common Stock Penn Series Core Equity Common Stock
         Penn Series Index 500 Fund Common Stock
         Penn Series Mid Cap Growth Fund Common Stock
         Penn Series Mid Cap Value Fund Common Stock
         Penn Series Large Cap Growth Fund Common Stock
         Penn Series REIT Fund Common Stock
         Penn Series Strategic Value Fund Common Stock

         2. The price per Share shall be equal to the net asset value of the Share as determined from time to time in accordance with the Investment Company Act of 1940 and as described in the prospectus of Penn Series in effect under the Securities Act of 1933 at the time of the sale of such Share.

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         3. No commission or other fee shall be charged or paid to any person or entity in connection with the sale of Shares to Penn Mutual for the Separate Account.

         4. Penn Mutual will pay cash for the Shares.

         5. Penn Mutual shall not purchase Shares with the view to distribution of such Shares.

         6. Penn Series will provide Penn Mutual with copies of the then current prospectus and statement of additional information of Penn series and copies of all other periodic reports, proxy materials and all other stockholder communications of a general nature as may be necessary for the sale and maintenance of variable annuity contracts issued by Penn Mutual and funded in whole or in part through the Separate Account.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.





                                           PENN SERIES FUNDS, INC.



Attest:________________________            By_____________________________
         Assistant Secretary                   Peter M. Sherman
                                               President



                                           THE PENN MUTUAL LIFE
                                           INSURANCE COMPANY



Attest:________________________            By_____________________________
         Secretary                             Richard F. Plush
                                               Vice President